UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

Onex Falcon Direct Lending BDC Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01405	86-3687484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Custom House Street, 10th Floor Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code): (616) 412-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD disclosure.

On August 11, 2022, Onex Falcon Direct Lending BDC Fund (the “Fund”) declared a distribution of $0.56 per share payable on September 28, 2022, to shareholders of record at the close of business on August 15, 2022. This distribution amount includes an estimated $0.06 of a one-time benefit from the early repayment of a loan investment. The distribution will be paid (i) in cash to shareholders who are not participants in the Fund’s distribution reinvestment plan and (ii) in Common Shares, or in a combination of cash and Common Shares (if a shareholder has so elected), to shareholders who are participants in the Fund’s distribution reinvestment plan.

The information contained herein and in the accompanying exhibits are “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEX FALCON DIRECT LENDING BDC FUND

Date: August 16, 2022	By:	/s/ Steven Gutman
	Name:	Steven Gutman
	Title:	Secretary and General Counsel